                                    Stone & Webster Management Consultants, Inc.
                                           8310 South Valley Highway, Suite #250
                                                        Englewood, CO 80112-5806
                                                             Phone: 303-741-7900
                                                               Fax: 303-741-7599

December 17, 2004

Ormat Funding Corp.
980 Greg Street
Sparks, Nevada 89431

Ladies and Gentlemen:

Stone & Webster Management Consultants, Inc. ("Stone & Webster") hereby consents to the inclusion of the "Independent Technical Review" (the "Independent
Engineer's Report") dated February 8, 2004 for the geothermal plants of Ormat
Funding Corp. (the "Company") in the Company's Registration Statement on Form
S-4 (the "Registration Statement"), which will be filed with the United States
Securities and Exchange Commission relating to the Company's offer to exchange
$190,000,000 of its 8 1/4% Senior Secured Notes due 2020 for $190,000,000 of its
8 1/4% Senior Secured Notes due 2020, which have been registered under the
Securities Act of 1933, as amended. The Independent Engineer's Report is included as an exhibit to the Registration Statement. In addition, Stone &
Webster consents to the inclusion of the summary of the Independent Engineer's
Report contained in the Registration Statement.

Stone & Webster hereby consents to all references to it in the Registration
Statement, including the reference to it as experts under the heading "Experts"
in the Registration Statement.

Stone & Webster's consent with regard to the foregoing matters is also granted with respect to such matters as they apply in any amendment to the Registration
Statement, including any post-effective amendments thereto.

                                    Stone & Webster Management Consultants, Inc.

                                    By: /s/ Bradley G. Barta
                                        ----------------------------------------
                                         Name: Bradley G. Barta
                                         Title: Vice President